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                                                                   Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We have issued our reports dated March 6, 1998, accompanying the consolidated financial statements included in the Form 10-KSB annual report of United States Exploration, Inc. for the transition period ended December 31, 1997 which are incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


                                               /s/ Grant Thornton LLP

                                               GRANT THORNTON LLP


Wichita, Kansas
August 7, 1998